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                                                                       Exhibit 5

                      [Gibson, Dunn & Crutcher Letterhead]

                               September 12, 1995

Quidel Corporation
10165 McKellar Court
San Diego, California  92121

                 Re: Registration Statement on Form S-8 of 100,000 Shares of Common Stock

Ladies and Gentlemen:

                 We have acted as your counsel in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission to register 100,000 shares of common stock, $.001 par value per share (the "Common Stock") of Quidel Corporation, a Delaware corporation (the "Company"), to be sold pursuant to the Company's 1983 Employee Stock Purchase Plan (the "Plan").

                 For purposes of rendering this opinion, we have made such legal and factual examinations as we have deemed necessary under the circumstances and, as part of such examinations, we have examined, among other things, originals and copies, certified or otherwise, identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate. For the purposes of such examinations, we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us.

                 On the basis of and in reliance upon the foregoing examinations and assumptions, we are of the opinion that, assuming the Registration Statement shall have become effective pursuant to the provisions of the Securities Act of 1933, as amended, the shares of Common Stock being offered under the Plan, when issued in accordance with the Registration Statement and the provisions of the Plan, will be validly issued, fully paid an nonassessable.

                 We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                   Very truly yours,

                                                   /s/ Gibson, Dunn & Crutcher

                                                   GIBSON, DUNN & CRUTCHER